UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023 (December 20, 2023)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tom Brock will cease to be the Chief Financial Officer of Energy Fuels Inc. ("Energy Fuels" or the "Company") effective December 31, 2023.

Nathan Bennett, the current Corporate Controller of the Company, will be appointed as Chief Accounting Officer and Interim Chief Financial Officer of the Company effective January 1, 2024.

Mr. Bennett, age 42, has served as the Company's Corporate Controller since August 25, 2022. He previously served as Controller of Antero Midstream Corporation ("Antero") from December 2013 to August 2022, where he led the accounting, treasury, and financial reporting functions and successful closing of two initial public offerings in 2014 (Antero Midstream Partners LP) and 2017 (Antero Midstream GP LP).  Prior to Antero, Mr. Bennett held various positions within the assurance practice at PricewaterhouseCoopers, LLP, in Denver, Colorado from December 2010 to December 2013 and previously in Houston, Texas from January 2007 to December 2010 serving clients in the energy industry. Mr. Bennett holds a Bachelor of Science in Accounting degree, as well as a Master of Accounting degree, both from Utah State University and is a Certified Public Accountant licensed in the State of Colorado.

There are no family relationships existing between Mr. Bennett and any executive officer or director of the Company. Mr. Bennett is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

There is no material plan, contract or arrangement (whether or not written) entered into between the Company and Mr. Bennett relating to his appointment as the Company's Chief Accounting Officer and Interim Chief Financial Officer, and, as of this Current Report, Mr. Bennett has not received any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with his appointment.

Item 8.01. Other Events.

Non-Binding Memorandum of Understanding with Astron Corporation Limited

On December 27, 2023, the Company announced that it entered into a non-binding Memorandum of Understanding ("MOU") with Astron Corporation Limited ("Astron") to jointly develop the Donald Rare Earth and Mineral Sands Project, located in the Wimmera Region of the State of Victoria, Australia (the "Donald Project"). The MOU describes indicative commercial terms and provides Energy Fuels with a binding exclusivity period to end on March 1, 2024 during which Energy Fuels will be entitled to conduct due diligence and the parties will negotiate definitive agreements. The Donald Project is a rare earth and heavy mineral sands deposit that Energy Fuels believes will provide it with another near-term, low-cost, and large-scale source of monazite sand in a rare earth element ("REE") concentrate that will be transported to the Company's White Mesa Mill in Utah, USA (the '"Mill") for processing into REE oxides and other advanced REE materials and recovery of the contained uranium.

The MOU sets out in broad terms the basis upon which the parties would enter into an Australian incorporated Joint Venture (the "Venture") covering the tenements MIN5532 and RL2002. The MOU provides for the continuation of due diligence by Energy Fuels and the negotiation of definitive and binding agreements governing the Venture. The transactions contemplated by the MOU, including formation of the Venture, are conditional on a number of factors, including the Company being satisfied with the results of its due diligence investigations and the ability of the parties to successfully negotiate and enter into definitive and binding agreements. There can be no assurance that the Company will enter into definitive agreements to govern the Venture, or if entered into that the terms will be as set out in the MOU.

The MOU contemplates that the Venture would initially consist of operations to mine 7.5 million tonnes per year of ore to produce approximately 200,000 to 250,000 tonnes per year of heavy mineral concentrate ("HMC") and approximately 7,000 to 8,000 tonnes per year of monazite-bearing rare earth element concentrate ("REEC") ("Phase 1"). It is further contemplated that, as soon as practicable after commencing Phase 1 commercial production, the Venture would double ore production to 15 million tonnes per year to produce approximately 400,000 to 500,000 tonnes per year of HMC and approximately 13,000 to 14,000 tonnes per year of REEC ("Phase 2") for decades to come.

The MOU provides for Energy Fuels to invest A$180 million (approximately US$122 million at current exchange rates) to earn a 49% interest in the Venture, most of which is expected to be spent in 2025. In addition, the Company would issue to Astron common shares having a value of US$17.5 million in consideration of RL2002 being included in the Venture to cover the entire Donald Deposit.

Energy Fuels' investment of A$180 million is expected to satisfy most of the equity capital requirements for the construction of the Phase 1 project. Astron, with a 51% interest, would be the Manager and Operator of the Venture, with specified major decisions subject to approval of both parties. Any future Venture expenditures, including development of Phase 2, would be funded by Energy Fuels and Astron on a pro-rata basis.

The MOU contemplates that under the Venture, Energy Fuels would enter into an offtake agreement for 100% of the Donald Project's Phase 1 and Phase 2 REEC production based on market prices of contained rare earth elements. Astron would have the right, but not the obligation, to enter into an offtake agreement with the Venture for up to 100% of the HMC product at market prices. Following payment of all joint venture expenses, all profits from the Venture would be distributed to Energy Fuels and Astron, pro-rata according to their respective ownership percentages.

The MOU also provides that the agreements will provide Energy Fuels with a first right of refusal over participation in the development of Astron's Jackson Deposit which is contained in the tenement (RL2003) and adjoins the Donald Deposit.

For the past four years, Energy Fuels has been developing a secure, U.S.-centric REE oxide supply chain that sources monazite concentrates from the U.S. and around the world. Monazite is an excellent source of REEs, as it has superior distributions of the "magnet" REE's versus other minerals. Energy Fuels is utilizing excess capacity at the Mill, and installing additional infrastructure, to produce advanced REE materials, including mixed REE carbonate and separated REE oxides. The Mill is the only operable conventional uranium mill in the U.S., and these REE capabilities are additive to the Company's uranium production capabilities.

Production Commencement at Three U.S. Uranium Mines

On December 21, 2023, the Company announced that, in response to strong uranium market conditions, it has commenced uranium production at three of its permitted and developed uranium mines located in Arizona and Utah. In addition, the Company is preparing two additional mines in Colorado and Wyoming for expected production within one year and advancing permitting on several other large-scale U.S. mine projects in order to increase uranium production in the coming years.

Once production is fully ramped up at three mines (Pinyon Plain, La Sal and Pandora) by mid- to late-2024, the Company expects to be producing uranium at a run-rate of 1.1 to 1.4 million pounds per year. Ore mined from the three mines during 2024 will be stockpiled at the Mill for processing in 2025, subject to market conditions, contract requirements and/or Mill schedule. The Company is also preparing two (2) mines (Whirlwind and Nichols Ranch) to commence uranium production within one (1) year, which would increase Energy Fuels' uranium production to over two (2) million pounds of U3O8 per year starting in 2025, if strong market conditions continue as expected.

At the same time, the Company will continue to produce uranium from its alternate feed recycling program (expected to total approximately 150,000 pounds of finished U3O8 in 2024), while the Company stockpiles ore as raw materials from its conventional mines pending the upcoming Mill run. The Company also expects to commence an ore buying program from third-party miners in 2024, which is expected to increase the Company's short-term uranium production profile even further. In 2024, the Company also plans to advance permitting and development on the Roca Honda, Sheep Mountain and Bullfrog projects, which could expand the Company's uranium production to up to five (5) million pounds of U3O8 per year in the coming years. Energy Fuels also expects to produce 1.0 - 2.0 million pounds of vanadium per year, which could be held as in-process inventory or processed into finished V2O5 available for sale into improving markets.

The Company's decision to ramp-up uranium production at this time was driven by several favorable market and policy factors, including strengthening spot and long-term uranium prices, increased buying interest from U.S. nuclear utilities, U.S. and global government policies supporting nuclear energy to address global climate change, and the need to reduce U.S. reliance on Russian and Russian-controlled uranium and nuclear fuel.

Cautionary Note Regarding Forward-Looking Statements: This Form 8-K contains certain "Forward Looking Information" and "Forward Looking Statements" within the meaning of applicable United States and Canadian securities legislation, which may include, but are not limited to, statements with respect to: any expectation that the transactions contemplated by the MOU will be completed, or the terms on which they will be completed, and that the Venture will be formed; any expectation as to production levels or timing or duration of production from the Donald Project or any of the Company's other mines or projects; any expectations as to costs of production at the Donald Project or any of the Company's mines or other projects; any expectation that any mines currently under development by the Company will be in production within one year, or at all; any expectation as to production levels or of increased production in coming years at any of the Company's mines or facilities; any expectation that the Company's ramp-up of production will allow the Company to take advantage of today's highly favorable market conditions or that strong market conditions will continue; any expectation as to when ore mined by the Company may be processed at the Mill for the recovery of contained uranium; any expectation as to the success of the Company's permitting programs; any expectations as to future market conditions or future political support for the nuclear industry; any expectations that spot and long-term uranium prices may strengthen in the future; any expectation as to any future spot and/or long-term uranium sales opportunities; any expectation that the Company will be successful in advancing its REE initiatives or that it will be successful in installing REE production capacity at the Mill; and any expectation that the Company will be successful in developing a secure, U.S.-centric REE oxide supply chain that sources monazite concentrates from the U.S. and around the world. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "budgets," "scheduled," "estimates," "forecasts," "intends," "anticipates," "does not anticipate," or "believes," or variations of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with: commodity prices and price fluctuations; engineering, construction, processing and mining difficulties, upsets and delays; permitting and licensing requirements and delays; changes to regulatory requirements; legal challenges; the availability of feed sources for the Mill; competition from other producers; public opinion; government and political actions; available supplies of monazite; the ability of the Mill to produce rare earth carbonate, rare earth element oxides or other rare earth element products to meet commercial specifications on a commercial scale at acceptable costs or at all; market factors, including future demand for rare earth elements; the ability of the Mill to be able to separate radium or other radioisotopes at reasonable costs or at all; market prices and demand for medical isotopes; and the other factors described under the caption "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K, which is available for review on EDGAR at www.sec.gov/edgar and on SEDAR+ at www.sedarplus.ca, and on the Company's website at www.energyfuels.com. Forward-looking statements contained herein are made as of the date of this news release, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management's estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements. The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: December 27, 2023	By:	/s/ David C. Frydenlund
David C. Frydenlund
Executive Vice President, Chief Legal Officer and
Corporate Secretary